CUSIP No. 16411Q101	SCHEDULE 13G
Exhibit 2
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G and any amendments to it with respect to the Common Units of Cheniere Energy Partners, L.P., and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings.
Dated: October 6, 2008

SRM GLOBAL MASTER FUND LIMITED PARTNERSHIP
By:	SRM Global Fund General Partner Limited, its General Partner

By:	/s/ Philip Price
	Name:	Philip Price
	Title:	Chief Operating Officer

SRM GLOBAL FUND GENERAL PARTNER LIMITED
By:	/s/ Philip Price
	Name:	Philip Price
	Title:	Chief Operating Officer

SRM FUND MANAGEMENT (CAYMAN) LIMITED
By:	/s/ Philip Price
	Name:	Philip Price
	Title:	Chief Operating Officer

JONATHAN WOOD
By:	/s/ Jonathan Wood